Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No.333-254977 on Form F-3 of our report dated March 30, 2021, relating to the consolidated financial statements of Castor Maritime Inc. appearing in the Annual Report on Form 20-F of Castor Maritime Inc. for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 31, 2022